As filed with the Securities and Exchange Commission on September 13, 2005

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  TEXXON, INC.
              (Exact name of small business issuer in its charter)

       Oklahoma                                           73-1554122
       --------                                           ----------
(State of incorporation)                              (IRS Employer ID No.)

                           9801 Westheimer St., Suite 302
                               Houston, TX 77042
              (Address of Principal Executive Offices and Zip Code)

       Texxon, Inc. Common Stock Issued Pursuant to Employment, Directors
                      and Professional Service Agreements

                                  With Copy To:
                                Ronald C. Kaufman
                           Kaufman & Associates, PLLC
                          624 South Boston, Suite 1070
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463

                         Calculation of Registration Fee
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

                                                                                     Proposed     Proposed
                                                                                      Maximum      Maximum
                    Amount to be Offering Aggregate Amount of
                 Registered (1) Price per Offering Registration
Title of Securities to be Registered                                                 Share (3)      Price        Fee (4)
----------------------------------------------------------------- ----------------- ------------ ------------ --------------

Common Stock, $0.001 par value..................................    9,000,000 (2)     $0.095      $1,140,000     $134.18
                                                                    3,000,000 (3)
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(1)      Pursuant to Rule 416, this amount also includes an indeterminate number of additional shares that may be offered and issued by reason of stock splits, stock dividends or similar transactions.
(2)      Shares of Texxon, Inc. common stock and options to purchase common stock to be issued to non-affiliates pursuant to professional service agreement.
(3)      Shares of Texxon Inc. issued to officers and directors
(4)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. This estimate is based upon the average of the reported high and low sales prices for a share of Texxon, Inc. common stock on August
         26, 2005 as reported by the OTC Bulletin Board.
(5)      Fees are calculated by multiplying the aggregate offering price by
         .0001177 pursuant to Section 6(b) of the Securities Act.



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



                                   PROSPECTUS

                                  TEXXON, INC.
                           9801 Westheimer St., Suite 302
                               Houston, TX 77042
                                 (713) 917-6737

                                  THE OFFERING

         This prospectus covers the offering and sale of up to 3,000,000 shares of common stock by the Selling Security Holders.

         At such time as the Company is listed on a market or exchange, the Selling Security Holders may sell their common stock from time to time in the over-the-counter market or listed exchange at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of common stock by the Selling Security Holders.

         Our common stock is currently trading on the Over the Counter Bulletin Board.

         THIS INVESTMENT involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 4 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is September 13, 2005.


         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The Selling Security Holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.



The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.........................................................................................3
RISK FACTORS...............................................................................................4
USE OF PROCEEDS...........................................................................................13
DETERMINATION OF OFFERING PRICE...........................................................................13
PLAN OF DISTRIBUTION......................................................................................14
DESCRIPTION OF SECURITIES.................................................................................14
INTEREST OF NAMED EXPERTS AND COUNSEL.....................................................................16
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................16
AVAILABLE INFORMATION.....................................................................................17
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.......................17

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                               PROSPECTUS SUMMARY

     Texxon, Inc. (the "Company") was incorporated in Oklahoma on October 6, 1998. The Company has been in the exploration stage since inception and has no operating history other than organizational matters until February of 2001.

     On May 9, 2005, an Acquisition and Share Exchange Agreement (the "Agreement') was signed by and between Texxon, Inc. and V3-Global, Inc., a Texas corporation ("V3-Global"), with Texxon, Inc. being the surviving corporation and V3-Global existing as a subsidiary.

     The Agreement became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Oklahoma and upon the completion of extensive due diligence. As of August 8, 2005, the required due diligence has been completed. On August 8, 2005, the parties amended the Agreement to extend the closing date until August 12, 2005.

     Concurrent with the signing of the Agreement, Benjamin Hansel was appointed as Chairman and CEO of Texxon. Mr. Hansel will serve on the Board of Directors for Texxon, along with Marcia Rosenbaum and Sameer Mohan, the CEO of V3-Global.

     Pursuant to the Agreement, the stockholders of V-3 Global will receive a total of 5,926,256 shares of the Texxon's common stock, resulting in 25,308,415 shares issued and outstanding, in exchange for all of their shares of common stock of V3 Global. Options to purchase a majority fifty-five percent (55%) of V3 Global at Par Value of $0.001, with a cashless provision and a term of ten years shall be granted to V3 Global's current management team. In addition, Mr. Mohan's new employment agreement contains an anti-dilution clause whereby his new Texxon holdings shall not be diluted below 7.5% of Texxon.

     Currently, Texxon, Inc. has no revenue. As of August 12, 2005, the Company's executed agreement with V3-Global may provide a source of revenue for the Company based on V3-Global's potential for sales. As such, the information provided below reflects the anticipation of Texxon, Inc. relative to the expected operation of V3-Global.

     V3-Global, Inc. is a Texas corporation based in Dallas that plans to provide long distance telecommunication services primarily focused on clients communicating to foreign locations such as India and Mexico. The Company's potential revenue base is comprised of Wholesale long distance, Retail long distance and Pre-paid phone card sales. The Company's management team consists of the following individuals:

         Sameer Mohan, President and CEO:
         --------------------------------
         Mr. Mohan obtained a BS in Business Telecommunications from UCLA and has been involved in the telecommunications industry in a variety of capacities for over 15 years.

         Dr. V. Vidyalal, Vice-President and Chief Technology Officer:
         -------------------------------------------------------------
         Dr. Vidyalal obtained an MS in Laser Optics and Physics and PhD in Physics, through Cochin University in India. Additionally, Dr. Vidyalal worked as Assistant Director as Sophisticated Test and Instrumentation Center in Cochin, India.


                                  RISK FACTORS

Some of the statements contained in this registration statement, including information incorporated by reference, discuss future expectations, or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors, several of which are beyond the Company's control that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In light of the risks, assumptions, and uncertainties involved, there can be no assurance that the forward looking information contained in this quarterly report will in fact transpire or prove to be accurate. Please consider the following risk factors before deciding to invest in our common stock. Investment in Texxon represents a high degree of risk. Do not purchase Texxon stock unless you can afford to lose part or all of your investment.



WE HAVE A LIMITED OPERATING HISTORY

We have only been operating since October 1998. Accordingly, we have a limited operating history upon which an evaluation of our performance and prospects can be based.


OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION. THIS MEANS WE MAY NOT BE ABLE TO ACHIEVE OUR OBJECTIVES AND MAY HAVE TO SUSPEND OR CEASE OPERATIONS.


The Company's independent accountants have stated, in their opinion to the audited financial statements for the period ended December 31, 2004, "the Company has suffered recurring losses from operation and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern." This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits on commencement of commercial operations.


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WE MAY BE FORCED TO CURTAIL OR DISCONTINUE OUR BUSINESS DEVELOPMENT IF WE ARE
UNABLE TO SECURE ADDITIONAL FUNDS TO FINANCE OUR WORKING CAPITAL AND OTHER REQUIREMENTS AND THE COSTS ASSOCIATED WITH THE DEVELOPMENT AND EXPANSION OF OUR BUSINESS ENTERPRISE.

Due to our lack of an operating history and the nature of our industry, we will have substantial future capital needs. Additional capital may be required to fund some of all of the following:

          - day to day working capital needs;
          - unanticipated opportunities;
          - potential acquisitions;
          - changing business conditions; and
          - unanticipated competitive pressures.

We may need to forego business opportunities relating to the above events if we do not obtain additional financing. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business development may be impeded.



WE MAY NOT BE ABLE TO BORROW FUNDS IF NEEDED

There currently are no limitations on the Company's ability to borrow funds to increase the amount of capital available to the Company to complete its business plan. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability of the Company to borrow funds required to fund operations, or to provide funds for an additional infusion of capital, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

ALTHOUGH WE BELIEVE THAT OUR SYSTEM OF DISCLOSURE CONTROLS AND INTERNAL CONTROLS OVER FINANCIAL REPORTING ARE ADEQUATE, SUCH CONTROLS ARE SUBJECT TO INHERENT LIMITATIONS.

Although we believe that our system of disclosure controls and internal controls over financial reporting are adequate, we cannot assure you that such controls will prevent all errors or all instances of fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company will be detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and any design may not succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitation of a cost-effective control system, misstatements due to error or fraud may occur and not be detected.


BECAUSE OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES, THE LIQUIDITY OF THE STOCK MAY BE RESTRICTED.

Our common stock is now and may continue to be in the future subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

Pursuant to the Share Exchange Agreement which is discussed in our 8K filing filed May 10, 2005 and amended on August 9, 2005, Texxon has a substantial investment and interest in its subsidiary V3 Global as such Texxon is also subject to the risks of V3 Global which are set forth below.


                             Financial Risk Factors


BECAUSE WE HAVE HISTORICALLY INCURRED LOSSES AND THESE LOSSES MAY INCREASE IN THE FUTURE, WE MUST BEGIN GENERATING A PROFIT FROM OUR OPERATIONS. IF WE DO NOT BEGIN GENERATING A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OEPRATIONS. AS A RESULT, YOU MAY LOSE YOUR INVESTMENT.

     At June 30, 2005 we had recorded total revenues of $22,608,827 since inception although as of the date of this filing we have never been profitable and have no sales have been generated for 2005. Therefore, we must continue to raise money from investors to fund our operations or become profitable. In order to become profitable, we will need to generate significant revenues to offset our cost of revenues, sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may continue or increase in the future in which case you might lose your investment.


                              Industry Risk Factors


BECAUSE WE DEPEND ON A LIMITED NUMBER OF THIRD PARTIES TO MANUFACTURE AND SUPPLY CRITICAL COMPONENTS FOR OUR PRODUCTS AND SERVICES, IF THE THIRD PARTY MANUFACTURER SHOULD CEASE OPERATIONS OR REFUSE TO SELL COMPONENTS TO US, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS. AS A RESULT, YOU MAY LOSE YOUR INVESTMENT.


If our suppliers do not execute their obligations, or if they stop manufacturing and supplying components critical for our products and services, we may be not be capable of finding other suppliers or operate our business. We rely on limited suppliers for a number of key components and do not have long-term agreements with any of our suppliers. If our agreements with these suppliers were terminated or expired, if we were unable to obtain adequate quantities of components critical for our products and services, if the quality of these components was inadequate, or if the terms for supply of these components became commercially unreasonable, our search for additional or alternate suppliers could result in significant delays, added expense and our inability to maintain or expand our business. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively. As a result, you could lose your investment.


IF WE CANNOT DELIVER THE FEATURES AND FUNCTIONALITY OUR CUSTOMERS DEMAND, WE WILL BE UNABLE TO ATTRACT CUSTOMERS WHICH WILL RESULT IN A LOSS OF INCOME AND EVENTUALLY A TERMINATION OF OUR OPERATIONS. AS A RESULT YOU COULD LOSE YOUR INVESTMENT.


Our future success depends upon our ability to determine the features and functionality our customers demand and to design and implement services that meet their needs in a cost efficient manner. We cannot assure that we will be able to successfully determine customer requirements or that our current or future services will adequately satisfy customer demands. If we cannot meet our customers' demands, we will not generate revenues and may have to cease or suspend operations. As a result, you could lose your investment.




BECAUSE WE DO NOT HAVE ANY PATENTS, WE RELY ON TRADE SECRETS, CONFIDENTIALITY AGREEMENTS AND CONTRACTUAL AGREEMENTS WHICH MAY NOT BE ADEQUATE TO PROTECT OUR PROPRIETARY INTERESTS. IF OUR PROPRIETARY INTERESTS ARE DIVULGED TO THE PUBLIC, WE MAY LOSE OUR COMPETITIVE EDGE AND HAVE TO CEASE OPERATIONS.



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


We have not obtained patents for our products. There is no assurance that third party competitors will not obtain access of our technical information and exploit it for their own benefit. In order to protect our propriety rights, we will have to obtain patents or file lawsuits and obtain injunctions. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that the parties enjoined will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend our proprietary rights, in which case those using our proprietary rights may continue to do so in the future.


OUR TRADEMARKS MAY NOT GIVE US ADEQUATE PROTECTION. AS A RESULT, THIRD PARTIES MAY APPROPRIATE OUR TRADEMARKS WHICH MAY REDUCE OUR COMPETITIVE EDGE AND CAUSE OUR REVENUES TO DECREASE.


We have applied for and received trademarks. There is no assurance, however, that third parties may not infringe on our trademarks. In order to protect our trademark rights, we may have to file lawsuits and obtain injunctions. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that those infringing on our trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend our trademarks, in which case those infringing on our trademarks could continue to do so in the future.


CLAIMS THAT WE INFRINGE THIRD-PARTY PROPRIETARY RIGHTS COULD RESULT IN SIGNIFICANT EXPENSES OR RESTRICTIONS ON OUR ABILITY TO PROVIDE OUR SERVICES.

Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all.


FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN INCREASED PRODUCT COSTS AND OPERATING EXPENSES.


We have a call center that is located outside the U.S. in India. In addition we rely upon citizens of India as customers for revenue. Our functional currency is the U.S. dollar and we report our results in U.S. dollars. Fluctuations in the value of the Indian Currency and U.S. dollars are difficult to predict and can cause us to incur currency exchange costs. We cannot predict the effect of exchange rate fluctuations on our future operating results.



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THE TECHNOLOGY THAT ALLOWS VOICE COMMUNICATIONS OVER THE INTERNET IS IN ITS
INFANCY, AND THE QUALITY OF INTERNET TELEPHONE CALLS NEEDS IMPROVEMENT. CALLERS COULD EXPERIENCE DELAYS, ERRORS IN TRANSMISSIONS, OR OTHER INTERRUPTIONS IN SERVICE. ALL OF WHICH COULD NEGATIVELY IMPACT OUR FUTURE REVENUES, REPUTATION AND BRAND.

The technology that allows voice communications over the Internet is still in its infancy. Historically, the sound quality of Internet telephone calls was poor. As the industry has grown, sound quality has improved, but the technology requires additional refinement. Additionally, the Internet's capacity constraints may impede the acceptance of Internet telephony. Callers could experience delays, errors in transmissions or other interruptions in service that are beyond our control. The quality issues inherent in Internet telephony could negatively impact our future revenues, reputation and brand.


COMPETITION COULD REDUCE ANY MARKET SHARE THAT WE MAY BE ABLE TO ACQUIRE IN THE FUTURE AND DECREASE OUR REVENUES.

The market for Internet and traditional long distance telephony services is extremely competitive. Many companies offer products and services similar to ours, which are directly competitive to our product and services in our target markets, and many of these companies have a substantial presence in the markets we plan to serve. In addition, many of these companies are larger than we are and have substantially greater financial, distribution and marketing resources than we do. We therefore may not be able to compete successfully with these companies. If we do not succeed in competing with these companies, we may not be able to efficiently acquire customers or we could likely lose any customers acquired and any potential revenue will be substantially reduced.

COMPETITORS MAY BE ABLE TO BUNDLE SERVICES AND PRODUCTS THAT WE DO NOT INTEND TO OFFER TOGETHER WITH LONG DISTANCE OR INTERNET TELEPHONY SERVICES, WHICH WOULD SIGNIFICANTLY REDUCE OUR POTENTIAL TO GENERATE REVENUES AND WOULD DAMAGE ANY BRAND AND NAME RECOGNITION WE MAY BE ABLE TO ESTABLISH IN THE FUTURE.

Competitors may be able to bundle services and products that we do not intend to offer together with long distance or Internet telephony services. These services could include wireless communications, voice and data services, Internet access and cable television. This form of bundling would put us at a competitive disadvantage if these providers can combine a variety of service offerings at a single attractive price. In addition, some of the telecommunications and other companies that compete with our proposed product and services may be able to provide customers with lower communications costs or other packaged incentives with their services, reducing the overall cost of their communications packages, and significantly increasing pricing pressures on the product and services we intend to offer. This form of competition could significantly reduce our potential to generate revenues. Furthermore, if our potential customers do not perceive our services to be effective or of high quality, any brand and name recognition we may be able to establish in the future would suffer.

OUR POTENTIAL FOR SUCCESS DEPENDS GREATLY ON OUR ABILITY TO HANDLE A LARGE NUMBER OF SIMULTANEOUS CALLS, WHICH OUR NETWORK SYSTEMS MAY NOT BE ABLE TO ACCOMMODATE. THIS COULD HURT OUR REPUTATION AND WE COULD LOSE CUSTOMERS.

We expect the volume of simultaneous calls to be quite significant as we


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commence our operations. Our potential for success will depend greatly on our ability to handle a large number of simultaneous calls. Our proposed network hardware and software may not be able to accommodate this volume. If we fail to maintain an appropriate level of operational performance, or if our service is disrupted, our reputation could be hurt and we could lose customers. Additionally, our management team does not have experience with deployment of hardware and software systems of this nature and intends to rely on third parties for their expertise.

OUR INABILITY TO ACHIEVE OR SUSTAIN MARKET ACCEPTANCE FOR OUR SERVICES AT DESIRED PRICING LEVELS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

Prices for telecommunications services have historically fallen and we expect this trend to continue. Consequently, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to generate revenues, which would harm our business, financial condition and operating results.


CONDUCTING BUSINESS IN INDIA OR ANY INTERNATIONAL MARKET SUBJECTS US TO A VARIETY OF RISKS, ANY OF WHICH COULD SERIOUSLY HARM OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS.

Our initial efforts, with respect to the V3 Global's products and services, are subject to a variety of risks associated with conducting business internationally, any of which could seriously harm our business, financial condition, and results of operation. The risks include: (1) import or export licensing and product certification requirements; (2) tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries, especially on technology; (3) potential adverse tax consequences, including restrictions on repatriation of earnings; (4) seasonal reductions in business activity in certain parts of the world; (5) fluctuations in foreign currency exchange rates, which could make our product relatively more expensive in foreign markets; (6) changes in regulatory requirements; (7) burdens of complying with and enforcing a wide variety of foreign laws, particularly with respect to intellectual property and license requirements; (8) difficulties and costs of staffing and managing foreign operations; (9) political instability; (10) interruption of service due to damaged phone lines which cover extreme distances and the inability or significant difficulty, requiring extensive amounts of time and money, of foreign governments to be able to repair them; and (11) the impact of recessions in economies outside of the United States. There can be no assurance that fluctuating international market factors will not adversely affect our plan to implement operations in such markets.

IF WE DO NOT CONTINUALLY ADAPT TO TECHNOLOGICAL CHANGE, WE COULD LOSE CUSTOMERS AND MARKET SHARE.

The telecommunications industry is characterized by:

          - rapid technological change,
          - frequent new service introductions,



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          - intense competition on pricing, and
          - evolving industry standards.

Our inability to anticipate these changes and to respond quickly by offering services that meet or compete with these evolving standards could negatively affect our chances for success. There can be no assurance that we will have sufficient resources to make the necessary investments or to introduce new services that would satisfy an expanded range of customer needs. Any failure by us to obtain new technology could cause us to lose customers and market share and could hamper our ability to attract new customers.

COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY IS INTENSE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

The telecommunications industry is highly competitive. Major participants in the industry regularly introduce new services and marketing activities. Competition in the long distance business is based upon pricing, customer service, billing services and perceived quality. We compete against numerous telecommunications companies that offer essentially the same services as we do. Several of our competitors are substantially larger and have greater financial, technical and marketing resources than we do. Our success will depend upon our continued ability to provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors.

The major carriers have targeted price plans at residential customers with significantly simplified rate structures and with bundles of wireless services and local services with long distance, which may lower overall long distance prices. Competition is fierce for the small to medium-sized businesses that we serve. Additional pricing pressure may also come from the introduction of new technologies, such as internet telephony, which seek to provide voice communications at a cost below that of traditional circuit-switched long distance service. Reductions in prices charged by competitors may have a material adverse effect on us. In addition, the ability of competitors to develop online billing and information systems that are comparable to our systems may have a material adverse effect on our business.

Consolidation and alliances across geographic regions and in the long distance market and across industry segments may also intensify competition from significantly larger, well-capitalized carriers.

There can be no assurance that we will be able to compete successfully.


CUSTOMER ATTRITION COULD HARM OUR FINANCIAL PERFORMANCE.

Purchasers of our long distance services are not obligated to purchase any minimum amount of our services, and can stop using our service at any time and without penalty. Our customers may not continue to buy their long distance telephone service through us or through independent carriers and marketing companies that purchase services from us. If a significant portion of our customers were to decide to purchase long distance service from other long distance service providers, our operating results could be harmed. A high level of customer attrition is common in the long distance industry, and our financial results are affected by this attrition. Attrition is attributable to a variety of factors, including our termination of customers for nonpayment and the initiatives of existing and new competitors who, to attract new customers, may



                                       11
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implement national advertising campaigns, utilize telemarketing programs, and provide cash payments and other forms of incentives.

AN ADVERSE CHANGE IN OUR RELATIONSHIPS WITH THIRD PARTY CARRIERS COULD HARM OUR BUSINESS.

We obtain services from various long distance and local carriers of telecommunications services for their own network services and their reselling operations. If carriers choose not to enter into agreements with us, terminate existing contracts with us, reduce the level or type of telecommunication services they offer, or refuse to negotiate cost reductions to meet competitive prices, it could have a material adverse effect on our financial condition and results of operations.

OUR COMPANY'S NEED TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION COULD INCREASE OUR COSTS AND SLOW OUR GROWTH.

The provision of telecommunications services is subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals, or the enactment of new adverse regulation or regulatory requirements, may slow our growth and have a material adverse effect upon our business.

The FCC exercises jurisdiction over us with respect to interstate and international services. We must obtain, and have obtained, prior FCC authorization for the provision, including by resale, of international long distance services.

State regulatory commissions exercise jurisdiction over us because we also provide intrastate services. We are authorized to provide intrastate telecommunications services in the states in which we are currently operational. We may be required to obtain additional state regulatory authorizations, if and when we seek to build our own network segments, or if and when we may provide new regulated intrastate telecommunications offerings not covered by its existing authorizations.

Restrictions on the marketing of telecommunications services are becoming stricter in the wake of widespread consumer complaints throughout the industry about "slamming" -- the unauthorized conversion of a customer's pre-selected telecommunications carrier and "cramming" the unauthorized provision of additional telecommunications services. The constraints of federal and state regulation, as well as increased FCC, FTC and state attention, could limit the scope and the success of our marketing efforts and subject us to enforcement action.

DEREGULATION OF THE TELECOMMUNICATION BUSINESS INVOLVES UNCERTAINTIES, AND THE RESOLUTION OF THESE UNCERTAINTIES COULD ADVERSELY AFFECT OUR BUSINESS.

The Telecommunications Act provides for a significant deregulation of the domestic telecommunications industry, including the long distance industry. The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and thus it is difficult to predict what effect the legislation will have on us and our operations. There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding interconnection pricing and other issues that could result in significant changes to the business conditions in the telecommunications industry. We cannot assure you that these changes will not have a material adverse effect upon our business.




                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the Selling Security Holders.


                         DETERMINATION OF OFFERING PRICE

         At such time as the Company is listed on a market or exchange, the Selling Security Holders may sell their common stock from time to time in the over-the-counter market or listed exchange at the prevailing market price The offering price of the securities for registration fee purposes was calculated based on the most recent sale of the Company's common stock at $0.09. per share and was not computed based on the assets, historical operating performance or other conventional means and should not be construed to indicate any relationship thereto.

                            SELLING SECURITY HOLDERS

     The shares being offered by the Selling Security Holder's were acquired by them pursuant to consulting agreements. The following table and discussion sets forth certain information with respect to the selling security holders.




                                                                      Shares of
                                                                      Common       Percent
                        Relationship   Shares of                      Stock        Of Shares
                        with Company   Common Stock   Number of       Owned        Owned
Selling Security        during past    Owned Before   Shares          After This   After
Holder                  three years    This Offering  Offered (1)     Offering     Offering
----------------------- -------------- -------------- --------------- ------------ -----------
Sameer Mohan            Director       1,000,000      1,000,000       0            0
Benjamen Hansel         Director       2,000,000      2,000,000       0            0
                                       -------------- --------------- ------------ -----------
Total                                  3,000,000      3,000,000       0            0


(1) Assumes all common shares are sold pursuant to this offering. Selling shareholder, however, may choose to sell only a portion or none of his shares of common stock. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock.

                              PLAN OF DISTRIBUTION

         We are registering securities on behalf of the Selling Security Holders. All costs, expenses and fees in connection with the registration of such securities will be paid by us. We estimate such costs, expenses and fees to be $2,500. Brokerage commissions and similar selling expenses, if any, attributable to the sale of securities will be paid by the Selling Security Holders.

         The Selling Security Holder's may sell up to 3,000,000 shares of common stock from time to time. Each Selling Security Holder may sell his shares (1) in market transactions at such time as the Company's common stock commences trading on a listed exchange or market , to a broker-dealer, including a market maker, who purchases the shares for its own account, in private transactions, or by gift. Each Selling Security Holder may also pledge his shares from time to time, and the lender may sell the shares upon foreclosure.

         The decision to sell any securities is within the discretion of the Selling Security Holder. Each is free to offer and sell his securities at times, in a manner and at prices as he determines.

         Each Selling Security Holder may sell the shares at a negotiated price or at the market price or both. He may sell his shares directly to a purchaser or he may use a broker. If a broker is used, the Selling Security Holder may pay a brokerage fee or commission or he may sell the shares to the broker at a discount from the market price. The purchaser of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by the Selling Security Holders for the sale of any of their shares.

         Each Selling Security Holder and broker-dealers, if any, acting in connection with sales by the Selling Security Holder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.


         We have advised the selling shareholder that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to his sales in the market. We have furnished the Selling Security Holders with a copy of regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.

                            DESCRIPTION OF SECURITIES

         Texxon is authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share, of which 20,382,159 shares were issued and outstanding prior to this offering. Texxon is also authorized to issue up to 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which there are no shares are outstanding. There is no present intent to issue any Preferred Stock.

         Voting Rights. Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of

Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election for the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding share of Common Stock may take action by written consent without a meeting.

         Dividend Rights. Holders of record of shares of common stock are entitled to receive dividends which and if declared by the Board of Directors. To date, Texxon has not paid cash dividends on its common stock. Holders of common stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available for dividends. Texxon intends to retain any earnings from the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Texxon's financial condition and such other factors as the Board of Directors may consider.

         Liquidation Rights. Upon any liquidation, dissolution or winding up of Texxon, holders of share of common stock are entitled to receive pro rata all of the assets of Texxon available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Texxon's preferred stock.

         Preemptive Rights. Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Texxon.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

(1) Our Form 10-QSB for the period ended June 30, 2005 filed with the SEC on May 23, 2005
(2) Our Form 10-QSB for the period ended March 31, 2005 filed with the SEC on August 2, 2005
(3) Our Form 10-KSB and 10-K/A for the period ended December 31, 2004 and filed with the SEC on March 11, 2005 and March 17, 2005, respectively.


         Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.
         Certain legal matters with respect to the shares of common stock being registered pursuant to this registration statement will be passed upon by Kaufman & Associates, PLLC. Ronald C. Kaufman, a member of Kaufman & Associates, PLLC will be issued 3,000,000 shares of common stock which are being registered pursuant to this Form S-8 Registration Statement.

Item 6. Indemnification of Officers and Directors.
         Our Certificate of Incorporation and Bylaws provide for indemnification to the full extent permitted by Oklahoma law of all persons we have the power to indemnify under Oklahoma law. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise. The indemnification provisions of our Certificate of Incorporation and Bylaws may reduce the likelihood of derivative litigation against our directors and officers for breach of their fiduciary duties, even though such action, if successful, might otherwise benefit us and our stockholders.

         We have entered into separate written indemnification agreements with our officers, directors, consultants and others. These agreements provide that we will indemnify each person for acts committed in their capacities and for virtually all other claims for which a contractual indemnity might be enforceable.

Item 7. Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.
   Exhibit Number   Description of Exhibit

        5.1         Opinion of Kaufman & Associates

        23.1        Consent of Sutton Robinson Freeman and Company, PC

        23.2        Consent of Kaufman & Associates (included in Exhibit 5.1)

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Oklahoma, on this 13th day of September, 2005.


                            TEXXON, INC.



                            By:  /s/ Benjamin Hansel
                            --------------------------
                            Benjamin Hansel
                            President